EXHIBIT 99.2


                          INDEPENDENT AUDITOR'S REPORT




Board of Directors and Shareholders
Simclar, Inc. and Subsidiaries
Hialeah, FL

We have audited Simclar Interconnect Technologies, Inc.'s accompanying statement of net assets acquired from the Interconnect Division of Litton Systems, Inc. as of February 24, 2006. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying statement of net assets acquired is fairly presented, in all material respects, in conformity with accounting principles generally accepted in the United States of America.




/s/ BATTELLE & BATTELLE LLP

Battelle & Battelle LLP
Dayton, Ohio
April 14, 2006

                     SIMCLAR INTERCONNECT TECHNOLOGIES, INC.

         STATEMENT OF NET ASSETS ACQUIRED FROM INTERCONNECT DIVISION OF
                              LITTON SYSTEMS, INC.

                                FEBRUARY 24, 2006





               ASSETS ACQUIRED
                  Accounts receivable, trade                         $ 8,239,683
                  Inventories                                          4,765,432

                  Machinery and equipment              2,464,195
                  Computer equipment                      40,000
                  Office furniture and fixtures           10,000
                  Tools                                   25,000
                    Total equipment, at cost           ---------       2,539,195

                  Intangible assets                                    1,050,000
                  Goodwill                                             3,938,103

                                                                     -----------
                    Total assets acquired                             20,532,413
                                                                     -----------

               LIABILITIES ASSUMED
                  Accounts payable, trade                              4,161,496
                  Accrued compensation                                   178,768
                  Accrued restructuring                                   70,000

                                                                     -----------
                    Total liabilities assumed                          4,410,264
                                                                     -----------

                     Net Assets Acquired                             $16,122,149
                                                                     ===========





                      See notes to the financial statement

                     SIMCLAR INTERCONNECT TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENT
                                February 24, 2006

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business

      On February 24, 2006, pursuant to the agreement dated December 21, 2005, Simclar Interconnect Technologies, Inc. ("SIT") a subsidiary of Simclar, Inc. (the "Company"), completed the acquisition of certain business assets of the U.S. assembly operations of the Interconnect Technologies Division of Litton Systems, Inc., a subsidiary of Northrop Grumman Corporation ("ITD") for $16 million plus direct expenses incurred.

      ITD is a supplier of high-performance backplane interconnect solutions to customers in markets as diverse as network, wireline and wireless infrastructure, defense, and electronic data processing. Backplane interconnect systems form the core of high-end electronic systems and provide the means for power distribution and data communications between electronic sub-system building blocks.

Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the statement of net assets acquired and accompanying notes. Significant accounting estimates and assumptions include the fair values assigned to the assets acquired and the liabilities assumed based on the consideration paid. Estimates and assumptions are based on information presently available and actual results could differ from those estimates.

Inventories

      The fair value of raw materials acquired is estimated to represent current replacement cost. The fair value of work in process and finished goods acquired is estimated to represent the estimated selling prices less cost to complete, cost of disposal, and a reasonable profit allowance. Inventories are comprised of the following:

             Raw material                          $3,061,164
             Work in process                        1,503,495
             Finished goods                           200,773
                                                     -------
             Total inventories                     $4,765,432
                                                   ==========


Equipment

      Equipment is stated on the basis of fair market value based on the estimated current replacement costs for similar capacity. The estimated useful lives of the equipment acquired range from 3 to 10 years which will be used to calculate depreciation using the straight-line method.

                     SIMCLAR INTERCONNECT TECHNOLOGIES, INC.

Goodwill and Intangible Assets

      Goodwill is the excess of the purchase price paid over the value of net assets of businesses acquired and is not amortized. Goodwill will be evaluated for impairment on an annual basis, or more frequently if impairment indicators arise, using a fair-value-based test. Intangible assets have been valued using a fair-value-based test and will be amortized on a straight-line basis over their estimated useful life. The intangible assets acquired include customer relationships and a non-compete agreement. The customer relationships intangible includes the value for the customer list, customer backlog and other relationship values and will be amortized over a five year period. The non-compete agreement is a three year contractual agreement with Litton Systems, Inc. which will be amortized over the life of the contract.

         Intangible assets:
              Customer relationships                             $1,000,000
              Non-compete agreement with Litton                      50,000
                                                                 ----------
                Total intangible assets                          $1,050,000
                                                                 ==========

         Goodwill                                                $3,938,103
                                                                 ==========

Revenue Recognition and Accounts Receivable

      SIT's sales are primarily derived from the manufacture of backplanes and high level electronic assemblies. Revenue is recognized upon shipment of the product to the customer, under contractual terms, which are generally FOB shipping point. Upon shipment, title transfers and the customer assumes the risks and rewards of ownership of the product. The selling price of the product is fixed and the ability to collect for the sale to the customer is reasonably assured when the product is shipped.

      Trade receivables are uncollateralized customer obligations due under normal trade terms requiring payment generally within 30 days from the invoice date. The amounts acquired are representative of fair value.

      SIT has a series of actions that occur based upon the aging of past due trade receivables, including letters and direct customer contact. Accounts are deemed uncollectible based on their past payment account experiences and their current financial condition.

Accrued Compensation

      SIT has assumed a liability for vacations earned but not used as of the date of acquisition.

Accrued Restructuring

      As part of the acquisition, SIT has the right under a license agreement to continue to occupy the premises it currently occupies for up to 12 months from February 24, 2006. During this period the Company will formulate and execute a plan to relocate the operations to an appropriate facility. SIT has estimated the various one-time costs of relocating the business as part of the liabilities assumed and is presented as accrued restructuring.

                     SIMCLAR INTERCONNECT TECHNOLOGIES, INC.

Warranty Costs

      SIT warrants that products used in its manufacturing process are free from defects in material and workmanship for a period of 30 days from time of shipment to the customer. If the manufactured product fails within this 30 day period due to a defect, SIT will rework the product until it functions per the customer's specifications. The costs associated with the rework of any return of defective products are treated as a period expense when the products are reshipped to the customer. SIT estimates the cost of reworking defective products to be less than 1% of its annual sales value and thus has not recorded any liability for rework costs in its financial statements.

Business and Credit Risks

      Financial instruments which potentially subject SIT to concentrations of credit risk consist principally of trade accounts receivable. Credit is extended to customers based upon an evaluation of the customer's financial condition, without requiring collateral, and SIT monitors its exposure for credit losses. Significant customers accounted for 68% of the acquired trade accounts receivable balance as of February 24, 2006. Significant customers were identified as those that comprised more than 10% of the acquired trade accounts receivable balance.

NOTE 2--ACQUISITION DETAILS

      The acquisition was accounted for by the purchase method of accounting in accordance with SFAS No. 141, "Business Combinations." The purchase of the net assets acquired was financed under a term loan facility between the Company and Bank of Scotland ("BoS"). Of the $16 million borrowed under the facility, $13 million of the principal will be repayable in quarterly installments commencing December 31, 2006 through December 31, 2012. Interest on this portion of the borrowings will be payable quarterly at one, three or six month LIBOR (as elected by the Company) plus 2.5%. The $3 million balance of the borrowings under the facility will be repayable in one lump sum on December 31, 2010. Interest on this portion of the borrowings will be payable quarterly at one, three or six month LIBOR (as elected by the Company) plus 3.5%.

      In connection with the loan, the Company, SIT, and other subsidiaries entered into a security agreement, pursuant to which BoS was granted a security interest in substantially all of their respective assets to secure the Company's borrowings under its credit facilities, and a guaranty pursuant to which SIT guaranteed the obligations of the Company to BoS under the credit facilities.

      Effective February 24, 2006, in connection with the acquisition, Simclar Group Limited, the Company's parent company in the United Kingdom, provided a guarantee to Bank of Scotland in respect of loans advanced to the Company up to a maximum amount of $10,000,000; likewise, the Company has guaranteed certain Simclar Group Limited loans from Bank of Scotland also up to a maximum amount of $10,000,000. In both cases, this maximum amount reduces, subject to certain ratios of borrowings to EBITDA being achieved.

      The final purchase price of the assets acquired can be affected by certain working capital adjustments, which are indeterminable at the time of this filing. The amount of the working capital adjustments and the final purchase price of the acquired assets will be reported in the Company's Quarterly Report on Form 10-Q for the quarter in which such amounts are finalized. The amount of the final purchase price may also affect the Company's goodwill valuation.

NOTE 3--COMMITMENTS

Commitments

      In connection with the acquisition, the Company and SIT entered into a cancelable occupancy agreement pursuant to which SIT will occupy space in Litton's Springfield, Missouri facility for a period of up to twelve months at $70,000 per month. In addition, the Company entered into a transition services agreement pursuant to which Litton will provide certain administrative services to SIT to support its operations during the first six months of the occupancy period. The transition services will be charged monthly based on time and direct expenses incurred.